Exhibit 10.2

EXPORT-IMPORT BANK SECOND LOAN MODIFICATION AND WAIVER AGREEMENT

     This Export-Import Bank Second Loan Modification and Waiver Agreement (this “EXIM Loan Modification Agreement”) is entered into as of May 1, 2012 (the “Second Loan Modification Effective Date (EXIM)”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021(“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation

(“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”), each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Amended and Restated Export-Import Bank Loan and Security Agreement dated as of November 30, 2011, as amended by a certain Export-Import Bank First Loan Modification Agreement, dated as of March 30, 2012 (as may be amended from time to time, the “Loan Agreement”) and (ii) a certain Second Amended and Restated Loan and Security Agreement (Domestic), dated as of November 30, 2011 (as may be amended from time to time, the “Domestic Agreement”), in each case between Borrower and Bank. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement and/or the Domestic Agreement, as applicable.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Domestic Agreement and the Loan Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

	A.	Modifications to Loan Agreement.

		1	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

“Revolving Line Maturity Date” is April 30, 2012.”

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is May 15, 2012.”

		2	The Loan Agreement shall be amended by inserting the following definition in Section 13.1thereof, in its applicable alphabetical order:

““Second Loan Modification Effective Date (EXIM)” is May 1, 2012.”

4.	ACKNOWLEDGMENT OF DEFAULT; WAIVER.

	A.	Borrower acknowledges that it is currently in default under the Loan Agreement by virtue of the violation of Section 8.4 thereof resulting from the failure of Borrower to comply with the minimum Liquidity Ratio financial covenant contained in Section 6.9(b) thereof for the monthly compliance period ended April 30, 2012 (the “Existing Default”).

	B.	Bank hereby waives Borrower’s Existing Default under the Loan Agreement. Bank’s waiver shall only apply to the Existing Default described above, and only for the specific compliance period described above, and shall not constitute a continuing waiver. Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this Section or anywhere in this Waiver Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. ADDITIONAL COVENANTS. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this EXIM Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this EXIM Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this EXIM Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this EXIM Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this EXIM Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this EXIM Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15. COUNTERSIGNATURE. This EXIM Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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     IN WITNESS WHEREOF, the parties hereto have caused this EXIM Loan Modification Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Second Loan Modification Effective Date (EXIM).

BORROWER: STEREOTAXIS, INC.

By	/s/ Samuel W. Duggan II

Name:	Samuel W. Duggan II

Title:	Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By	/s/ Samuel W. Duggan II

Name:	Samuel W. Duggan II

Title:	President

BANK:

SILICON VALLEY BANK

By	/s/ Sheila Colson

Name:	Sheila Colson

Title:	Senior Advisor

[Signature Page to Export-Import Bank Second Loan Modification and Waiver Agreement]